EXHIBIT 99.1



(BW) (INTERVEST-BANCSHARES) (IBCA)

                        INTERVEST BANCSHARES CORPORATION
                        --------------------------------
           REPORTS 52% EARNINGS INCREASE FOR THE FIRST QUARTER OF 2004
           -----------------------------------------------------------
                      AND TOTAL ASSETS OF NEARLY $1 BILLION
                      -------------------------------------

         Business Editors - New York - (Business Wire - April 13, 2004)

     Intervest Bancshares Corporation (NASDAQ: IBCA) (the "Company") today reported that its consolidated net earnings for the first quarter of 2004 increased 52% to $2,735,000, from $1,801,000 for the same quarter of 2003. Diluted earnings per share increased to $0.41 in the first quarter of 2004, from $0.32 in the 2003 first quarter. The diluted per share computation for 2004 included a higher number of common shares outstanding resulting from the exercise of common stock warrants and conversion of debentures that occurred in the later part of 2003. The Company's return on average assets and equity was 1.15% and 14.32%, respectively, in the 2004 quarter, compared to 1.03% and 13.40% in the 2003 quarter.

     The $934,000 improvement in quarterly earnings was attributable to increases in both net interest and dividend income and noninterest income. Net interest and dividend income was higher by $1,541,000, reflecting continued growth in the loan portfolio as well as the recapture of approximately $325,000 of interest income from the resolution of two nonaccrual loans. The Company's net interest margin was 2.75% in the 2004 first quarter, compared to 2.85% in the 2003 first quarter. Noninterest income increased by $1,127,000 of which nearly all was attributable to increased income from loan prepayments during the quarter. The increase in income was partially offset primarily by a $733,000 increase in the provision for loan losses due to loan growth and a $867,000 increase in the provision for income taxes resulting from higher pre-tax income.

     Total consolidated assets at March 31, 2004 increased 9% to $993,010,000, from $911,523,000 at December 31, 2003, which is reflected primarily in the increase in the Company's loan portfolio.

     Total consolidated loans, net of unearned fees, at March 31, 2004 increased 14% to $763,108,000, from $671,125,000 at December 31, 2003. The increase was due to new commercial real estate and multifamily mortgage loan originations exceeding repayments. New loan originations amounted to $162,606,000 in the first quarter of 2004, compared to $66,954,000 in the first quarter of 2003.

     Total consolidated security investments at March 31, 2004 decreased 7% to $145,371,000, from $155,898,000 at December 31, 2003. The decrease was due to maturities and early calls of securities exceeding new investments. Total consolidated cash and short-term investments at March 31, 2004 amounted to $65,376,000, compared to $64,128,000 at December 31, 2003.

      Total consolidated deposits at March 31, 2004 increased 9% to $737,150,000, from $675,513,000 at December 31, 2003, primarily reflecting increases in money market and certificate of deposit accounts of $15,608,000 and $44,826,000, respectively.

     Total consolidated borrowed funds and related interest payable increased 10% to $155,034,000 at March 31, 2004, from $140,383,000 at December 31, 2003.
The increase was due to sale of additional capital securities as discussed below.

     On March 17, 2004, the Company completed its third issuance of $15,000,000 of trust preferred securities through a newly formed unconsolidated trust subsidiary, Intervest Statutory Trust III. The securities, a portion of which is included in regulatory Tier I Capital (up to 25 percent of total Tier I Capital) and the remainder as Tier II Capital, bear interest at a fixed rate of 5.88% per annum for the first five years and thereafter at a floating rate based on LIBOR and mature in 30 years. The securities can be redeemed by the Company at anytime after five years subject to regulatory approval. The Company contributed the entire proceeds to the capital of Intervest National Bank. The Company now has $45,000,000 of qualifying capital securities outstanding.

     On January 1, 2004, the Company adopted FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46") as revised in December 2003. FIN 46 requires bank holding companies that have used controlled business trusts to raise financing by issuing trust preferred securities to deconsolidate their investments in those trusts. The adoption of FIN 46 resulted in the deconsolidation of the Company's common stock investment in its two other business trusts, Intervest Statutory I and Intervest Statutory II, which increased both the Company's total assets and borrowed funds previously reported at December 31, 2003 by $968,000. The Federal Reserve continues to require bank holding companies to include eligible trust preferred securities in Tier I capital for regulatory capital purposes until further notice. The Federal
Reserve intends to review the regulatory implications of any accounting treatment changes brought about by FIN 46 and, if necessary, will provide further regulatory guidance. However, there can be no assurance that the Federal Reserve will continue to allow institutions to include trust preferred securities in Tier I capital for regulatory capital purposes. As of March 31, 2004, assuming the Company was not allowed to treat any of the trust preferred securities as Tier 1 Capital, it would still exceed the regulatory threshold for capital adequacy.

     Total consolidated stockholders' equity at March 31, 2004 increased 4% to $78,751,000, from $75,385,000 at December 31, 2003. The increase was due to earnings of $2,735,000 and $624,000 from the issuance of shares in connection with the exercise of stock warrants and conversion of debentures. Book value per common share increased to $13.02 at March 31, 2004, from $12.59 at December 31, 2003.

     As previously announced, the Company will be moving from its present New York locations to the entire fourth floor of One Rockefeller Plaza, New York, New York, during May 2004.

     Intervest Bancshares Corporation is a registered financial holding company. Its operating subsidiaries are: Intervest National Bank, a nationally chartered commercial bank, that has its headquarters and full-service banking office at One Rockefeller Plaza, in New York City, and a total of five full-service banking offices in Clearwater and Pinellas County, Florida; Intervest Mortgage Corporation, a mortgage investment company; and Intervest Securities
Corporation, a registered broker/dealer. Intervest National Bank maintains capital ratios in excess of the regulatory requirements to be designated as a well-capitalized institution. Intervest Bancshares Corporation's Class A Common Stock is listed on the NASDAQ Small Cap: Trading Symbol IBCA.

This press release may contain forward-looking information. Except for historical information, the matters discussed herein are subject to certain risks and uncertainties that may affect the Company's actual results of operations. The following important factors, among others, could cause actual results to differ materially from those set forth in forward looking statements: changes in general economic conditions in the Company's market areas; changes in policies by regulatory agencies; fluctuations in interest rates; demand for loans; and competition. Reference is made to the Company's filings with the SEC for further discussion of risks and uncertainties regarding the Company's business. Historical results are not necessarily indicative of the future prospects of the Company.

CONTACT: JEROME DANSKER, CHAIRMAN, INTERVEST BANCSHARES CORPORATION
10 Rockefeller Plaza, Suite 1015, New York, New York 10020 (212-218-2800) (Fax 212-218-2808)


              SELECTED CONSOLIDATED FINANCIAL INFORMATION FOLLOWS.

                            INTERVEST BANCSHARES CORPORATION
                            --------------------------------
                       SELECTED CONSOLIDATED FINANCIAL INFORMATION
---------------------------------------------------------------------------------------
                                                                    QUARTER ENDED
(Dollars in thousands, except per share amounts)                      MARCH 31,
                                                               ------------------------
                                                                  2004         2003
-------------------------------------------------------------  -----------  -----------
SELECTED OPERATING DATA:
Interest and dividend income. . . . . . . . . . . . . . . . .  $   14,593   $   11,625
Interest expense. . . . . . . . . . . . . . . . . . . . . . .       8,215        6,788
                                                               ------------------------
Net interest and dividend income. . . . . . . . . . . . . . .       6,378        4,837
Provision for loan losses . . . . . . . . . . . . . . . . . .       1,077          344
                                                               ------------------------
Net interest and dividend income
  after provision for loan losses . . . . . . . . . . . . . .       5,301        4,493
Noninterest income. . . . . . . . . . . . . . . . . . . . . .       1,456          329
Noninterest expenses. . . . . . . . . . . . . . . . . . . . .       1,918        1,784
                                                               ------------------------
Earnings before income taxes. . . . . . . . . . . . . . . . .       4,839        3,038
Provision for income taxes. . . . . . . . . . . . . . . . . .       2,104        1,237
                                                               ------------------------
NET EARNINGS. . . . . . . . . . . . . . . . . . . . . . . . .  $    2,735   $    1,801
                                                               ========================

BASIC EARNINGS PER SHARE. . . . . . . . . . . . . . . . . . .  $      .45   $      .38
DILUTED EARNINGS PER SHARE. . . . . . . . . . . . . . . . . .  $      .41   $      .32

Adjusted net earnings for diluted earnings per share (1). . .  $    2,817   $    1,915
Weighted-average common shares and common
  equivalent shares outstanding for computing:
  Basic earnings per share. . . . . . . . . . . . . . . . . .   6,042,847    4,703,087
  Diluted earnings per share (2). . . . . . . . . . . . . . .   6,888,488    5,944,406
Common shares outstanding at end of period. . . . . . . . . .   6,048,075    4,703,087
Common stock warrants outstanding at end of period. . . . . .     696,465    1,750,010

Net interest margin . . . . . . . . . . . . . . . . . . . . .        2.75%        2.85%
Return on average assets (3). . . . . . . . . . . . . . . . .        1.15%        1.03%
Return on average equity (3). . . . . . . . . . . . . . . . .       14.32%       13.40%
Efficiency ratio (4). . . . . . . . . . . . . . . . . . . . .          24%          35%
---------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------
                                                            AT         AT         AT         AT         AT
                                                         ---------  ---------  ---------  ---------  ---------
                                                          MAR 31,    DEC 31,    SEP 30,    JUN 30,    MAR 31,
                                                         ---------  ---------  ---------  ---------  ---------
SELECTED FINANCIAL CONDITION INFORMATION:                  2004       2003       2003       2003       2003
-------------------------------------------------------  ---------  ---------  ---------  ---------  ---------
Total assets (5). . . . . . . . . . . . . . . . . . . .  $993,010   $911,523   $823,828   $750,241   $728,409
Total cash and  short-term investments. . . . . . . . .  $ 65,376   $ 64,128   $ 37,695   $ 33,405   $ 37,730
Total securities held to maturity . . . . . . . . . . .  $142,116   $152,823   $134,164   $121,833   $137,243
Total FRB and FHLB stock. . . . . . . . . . . . . . . .  $  3,255   $  3,075   $  2,805   $  2,805   $  1,114
Total loans, net of unearned fees . . . . . . . . . . .  $763,108   $671,125   $631,361   $575,975   $532,592
Total deposits. . . . . . . . . . . . . . . . . . . . .  $737,150   $675,513   $594,832   $553,388   $538,098
Total borrowed funds and accrued interest payable (5).   $155,034   $140,383   $145,291   $120,988   $120,602
Total stockholders' equity. . . . . . . . . . . . . . .  $ 78,751   $ 75,385   $ 63,745   $ 58,009   $ 55,000
Total allowance for loan losses . . . . . . . . . . . .  $  7,657   $  6,580   $  5,987   $  5,385   $  4,955
Total nonperforming loans . . . . . . . . . . . . . . .  $  1,036   $  8,474   $  8,474          -          -
Total loan chargeoffs . . . . . . . . . . . . . . . . .         -          -          -          -          -
Total foreclosed real estate. . . . . . . . . . . . . .         -          -          -          -   $  1,081
Book value per common share . . . . . . . . . . . . . .  $  13.02   $  12.59   $  12.61   $  12.23   $  11.69
Allowance for loan losses / nonperforming loans . . . .       739%        78%        71%        NA         NA
Allowance for loan losses / net loans . . . . . . . . .      1.00%      0.98%      0.95%      0.93%      0.93%
--------------------------------------------------------------------------------------------------------------

(1)  Net earnings plus interest expense on dilutive convertible debentures, net of taxes, that would not occur if  they  were  assumed  converted.

(2)  Diluted  EPS includes shares that would be outstanding if dilutive common stock warrants and convertible debentures  were  assumed  to  be  exercised/converted  during the period. All outstanding warrants were considered for  the EPS computations. Convertible debentures (principal and accrued interest) outstanding at March 31, 2004 and 2003 totaling $7,069,000 and $10,118,000, respectively, were convertible into common stock at a price of $12.00 per share in 2004 and $10.01 per share in 2003 and resulted in additional common shares (based on average balances outstanding) of approximately 592,000 in the 2004 EPS computation and
     1,011,000 in the 2003 EPS computation.

(3)  Ratios for the quarter have been annualized.

(4)  Defined as noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and  dividend  income  plus  noninterest  income.

(5)  Amounts at December 31, 2003 and prior have been adjusted from those previously reported for the effect of adopting FASB Interpretation  No. 46, "Consolidation of Variable Interest Entities" as revised in December
     2003. FIN 46 requires bank holding companies that have used controlled business trusts to raise financing by issuing trust preferred securities to deconsolidate their investments in those trusts. The adoption resulted in the  deconsolidation  of the Company's common stock investment in its two business trusts,
     Intervest Statutory I and Intervest  Statutory II, which increased the Company's total assets and borrowed funds previously reported.

                                         INTERVEST BANCSHARES CORPORATION
                                         --------------------------------
                                         CONSOLIDATED FINANCIAL HIGHLIGHTS
----------------------------------------------------------------------------------------------------------------
                                                                   At or For The Period Ended
                                                 ---------------------------------------------------------------
                                                   Quarter       Year         Year         Year         Year
                                                   Ended        Ended        Ended        Ended        Ended
                                                   Mar 31,      Dec 31,      Dec 31,      Dec 31,      Dec 31,
($in thousands, except per share amounts)           2004         2003         2002         2001         2000
-----------------------------------------------  ---------------------------------------------------------------
BALANCE SHEET HIGHLIGHTS:
Total assets (1). . . . . . . . . . . . . . . .  $  993,010   $  911,523   $  686,443   $  513,086   $  416,927
Asset growth rate . . . . . . . . . . . . . . .           9%          33%          34%          23%          22%
Total loans, net. . . . . . . . . . . . . . . .  $  763,108   $  671,125   $  489,912   $  368,526   $  266,326
Loan growth rate. . . . . . . . . . . . . . . .          14%          37%          33%          38%          25%
Total deposits. . . . . . . . . . . . . . . . .  $  737,150   $  675,513   $  505,958   $  362,437   $  300,241
Deposit growth rate . . . . . . . . . . . . . .           9%          34%          40%          21%          49%
Loans/deposits (Intervest National Bank). . . .          84%          79%          76%          79%          67%
Borrowed funds and accrued interest payable (1)  $  155,034   $  140,383   $  114,032   $  100,374   $   72,813
Stockholders' equity. . . . . . . . . . . . . .  $   78,751   $   75,385   $   53,126   $   40,395   $   36,228
Common shares outstanding (2) . . . . . . . . .   6,048,075    5,988,377    4,703,087    3,899,629    3,899,629
Common book value per share . . . . . . . . . .  $    13.02   $    12.59   $    11.30   $    10.36   $     9.29
Market price per common share . . . . . . . . .  $    18.00   $    14.65   $    10.80   $     7.40   $     3.75
-----------------------------------------------  ---------------------------------------------------------------
ASSET QUALITY HIGHLIGHTS
Nonperforming loans . . . . . . . . . . . . . .  $    1,036   $    8,474            -   $    1,243            -
Allowance for loan losses . . . . . . . . . . .  $    7,657   $    6,580   $    4,611   $    3,380   $    2,768
Loan recoveries (3) . . . . . . . . . . . . . .           -            -   $      107            -            -
Loan chargeoffs (4) . . . . . . . . . . . . . .           -            -   $      150            -            -
Foreclosed real estate. . . . . . . . . . . . .           -            -   $    1,081            -            -
Allowance for loan losses / net loans . . . . .        1.00%        0.98%        0.94%        0.92%        1.04%
-----------------------------------------------  ---------------------------------------------------------------
STATEMENT OF OPERATIONS HIGHLIGHTS:
Interest and dividend income. . . . . . . . . .  $   14,593   $   50,464   $   43,479   $   35,462   $   31,908
Interest expense (5). . . . . . . . . . . . . .       8,215       28,564       26,325       24,714       23,707
                                                 ---------------------------------------------------------------
Net interest and dividend income. . . . . . . .       6,378       21,900       17,154       10,748        8,201
Provision for loan losses . . . . . . . . . . .       1,077        1,969        1,274          612          275
Noninterest income. . . . . . . . . . . . . . .       1,456        3,321        2,218        1,655          983
Noninterest expenses. . . . . . . . . . . . . .       1,918        7,259        6,479        5,303        4,568
                                                 ---------------------------------------------------------------
Earnings before income taxes. . . . . . . . . .       4,839       15,993       11,619        6,488        4,341
Provision for income taxes (5). . . . . . . . .       2,104        6,873        4,713        2,710        1,733
                                                 ---------------------------------------------------------------
Net earnings. . . . . . . . . . . . . . . . . .  $    2,735   $    9,120   $    6,906   $    3,778   $    2,608
                                                 ---------------------------------------------------------------
Basic earnings per share. . . . . . . . . . . .  $     0.45   $     1.85   $     1.71   $      .97   $      .67
Diluted earnings per share. . . . . . . . . . .  $     0.41   $     1.53   $     1.37   $      .97   $      .67
Adjusted net earnings used to calculate
  diluted earnings per share. . . . . . . . . .  $    2,817   $    9,572   $    7,342   $    3,778   $    2,608
Average common shares used to calculate:
  Basic earnings per share. . . . . . . . . . .   6,042,847    4,938,995    4,043,619    3,899,629    3,884,560
  Diluted earnings per share. . . . . . . . . .   6,888,488    6,257,720    5,348,121    3,899,629    3,884,560
Net interest margin . . . . . . . . . . . . . .        2.75%        2.90%        2.88%        2.47%        2.34%
Return on average assets (6). . . . . . . . . .        1.15%        1.19%        1.13%        0.85%        0.69%
Return on average equity (6). . . . . . . . . .       14.32%       15.34%       15.56%        9.94%        7.48%
Efficiency ratio (7). . . . . . . . . . . . . .          24%          29%          33%          43%          48%
Full-service banking offices. . . . . . . . . .           6            6            6            6            6
----------------------------------------------------------------------------------------------------------------

(1)  Amounts at December 31, 2003 and prior have been adjusted from those previously reported for the effect of adopting  FASB  Interpretation  No. 46, "Consolidation of Variable Interest Entities" as revised in December
     2003.

(2)  The  increase  in shares outstanding from 2003 was due to 42,510 from the exercise of Class A common stock warrants  and  17,188  from  the conversion  of debentures. The  increase  in 2003 from 2002 was due to the following:  945,717 from  the exercise  of Class  A common  stock warrants; 309,573 from the conversion of convertible debentures; and 30,000 from newly issued Class B common stock in connection with the acquisition of Intervest Securities Corporation.  The increase in 2002 from 2001 was all due to the exercise of Class A common stock warrants.

(3)  The  amount for 2002 represents proceeds received from the sale of collateral from a loan that was charged off  prior  to  1997.

(4)  The  amount  for 2002 represents a chargeoff taken in connection with the transfer of a nonperforming loan to  foreclosed  real  estate.

(5)  A  charge  of $206,000, net of taxes, from the early retirement of debentures that was previously reported in 2000 as an extraordinary item has been reclassified ($382,000 to interest expense and a $176,000 decrease to income  taxes)  to  give  effect  to  FASB  No.  145.

(6)  Returns  for  the  quarter  have  been  annualized

(7)  Defined  as noninterest expenses (excluding the provision for loan losses) as a percentage of net interest and  dividend  income  plus noninterest  income.